SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30939

(Commission File Number)

Delaware	74-2961657
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 836-6464

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2007, Active Power, Inc. (the “Company”) provided an update on the status of its ongoing internal review of the Company’s historical stock option grants and related procedures and accounting for the period from the Company’s initial public offering in August 2000 through the present. The review was initiated at the request of the Board of Directors and has continued with the assistance of legal and accounting advisors under the supervision of a special committee of the Board of Directors comprised of independent directors (the “Special Committee”). Although final conclusions have not yet been reached, the Special Committee believes that it is nearing completion of the investigation.

To date, the Special Committee’s investigation has included the evaluation of more than 1,200 individual option grants to purchase more than 9.7 million shares of the Company’s common stock. In order to analyze each of these grants, the Special Committee’s legal and accounting advisors have reviewed physical hard copy and electronic documents, captured and analyzed e-mail correspondence and interviewed certain current and former employees, officers and directors of the Company. Although the investigation is not yet complete, as previously announced on February 2, 2007, the Special Committee had previously reached the conclusion that the actual accounting measurement dates for certain past stock option grants differ from the stated grant dates previously used by the Company in accounting for such grants. Also, the Special Committee had further determined at that time that such differences are likely to cause the Company to record additional non-cash charges for stock-based compensation expenses with an off-setting entry to additional paid-in capital.

The Company has now concluded that additional accounting charges for stock-based compensation expenses are likely to be material. The Company has not yet determined the final amount of such charges, but at this time the Company estimates that the aggregate additional stock-based compensation expense will be within a range of approximately $1.5 million to $3 million and will impact amounts previously reported for the years 2001 through 2006, including quarterly reports. These charges will have the effect of increasing reported losses and retained deficit figures contained in the Company’s historical financial statements for these prior periods. However, because the review is not yet completed, and additional items remain to be reviewed, further analysis could cause this estimated amount of additional stock-based compensation expense to change materially.

As a result of these findings, on March 8, 2007, the Board of Directors, Audit Committee and management of the Company, after reviewing information provided by the Special Committee and the Special Committee’s advisors, concluded that the Company will restate certain financial statements and related footnote disclosures issued during the years 2001 through 2006, including quarterly reports. On March 8, 2007, the Board of Directors, Audit Committee and management of the Company also concluded that the Company’s previously issued financial statements for the years 2001 through 2006 and related auditor’s reports for the years 2001 through 2005 should no longer be relied upon.

The Company is continuing to examine the potential impact of differences in option grant measurement dates on the Company’s tax liabilities reported during these same periods. Any additional tax liabilities also would negatively impact the Company’s historical financial results as reflected in certain prior period balance sheets and income statements previously issued by the Company; however, because these amounts have not yet been estimated, they are not included in the above preliminary additional expense estimates. Furthermore, any potential tax liabilities identified likely would be cash-based expenses and likely would impact historical non-stock option related operating expenses for prior periods. These cash-based expenses also could negatively impact the Company’s future financial results as reflected in the Company’s future cash flow statements.

Also, the Special Committee and its advisors currently are reviewing the Company’s historical practices with respect to its Employee Stock Purchase Plan that was discontinued in 2006. To the extent they identify any issues with respect to the Employee Stock Purchase Plan, there may be additional tax or other adverse financial impact to the Company.

In addition, the Company is incurring significant legal and professional fees and other expenses in conducting this investigation. These expenses also could negatively impact the Company’s future financial results.

The Company has not yet fully assessed the impact of these conclusions on its internal controls over financial reporting.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s registered independent public accounting firm.

As soon as practicable following the completion of the internal investigation, review of the Special Committee’s conclusions by the Company and additional review by its independent public accounting firm, the Company intends to prepare restated financial statements for certain prior periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.

The Company issued a press release concerning this matter on March 12, 2007, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Cautionary Note Regarding Forward Looking Statements

All statements in this Current Report on Form 8-K other than statements of historical fact are forward looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Specific examples of forward looking statements in this Current Report on Form 8-K include, but are not limited to, statements concerning the status of the internal investigation and preliminary conclusions of the Company, its management, the Board of Directors, the Audit Committee or the Special Committee; the size or effect of previously unrecorded stock-based compensation charges; specific periods for which restatement or adjustment of the Company’s previously issued financial statements or disclosures may be required; the size or effect of additional tax liabilities, if any; the impact of any issues that may be identified with respect to the Company’s internal controls over financial reporting; the impact of any issues that may be identified with respect to the Company’s Employee Stock Purchase Plan; the size or effect of additional charges or liabilities arising out of related to any issues that may be identified in other investigations arising out of or related to the Special Committee’s internal investigation, if any; and the length of time it may take for the Special Committee to complete its investigation. These forward looking statements and other statements made elsewhere in this Current Report on Form 8-K are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such forward looking statements due to various factors, including but not limited to, inability to accurately predict revenue and budget for expenses for future periods; fluctuations in revenue and operating results; overall market performance; potential for significant losses to continue decreases and/or delays in capital spending; limited product offerings; inability to expand and integrate new distribution channels; inability to manage new and existing product distribution relationships; dependence on the Company’s relationship with Caterpillar®; competition; delays in research and development; dependence on sole or limited source suppliers; inability to increase product sales; inventory risks; dependence upon key personnel; inability to protect the Company’s intellectual property rights; potential future acquisitions; volatility of the Company’s stock price regardless of the Company’s actual financial performance; ability to successfully prosecute and defend any future litigation; additional issued identified by the Company arising out of or related to the Special Committee’s investigation into the Company’s historical stock option grants and related procedures and accounting; impact of additional tax liabilities that have not yet been estimated; future rule-making, pronouncements or guidance by the SEC, PCAOB, NASDAQ or other regulatory agencies; and other factors detailed in the Company’s filings with the Securities and Exchange Commission. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward looking statements in this Current Report on Form 8-K speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward looking statement for any reason, including forward looking statements made herein relating to the nature and scope of the Special Committee’s ongoing internal investigation, the preliminary conclusions reached by the Company, its management, the Board of Directors, the Audit Committee or the Special Committee and the size or effect of previously unrecorded stock based compensation charges. Readers are referred to the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect the Company’s business, results of operations and financial condition.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibit No.	Description
	99.1	Press Release of Active Power, Inc. dated March 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Power, Inc.

Dated:	March 12, 2007	By:	/s/ James A. Clishem
James A. Clishem
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Active Power, Inc. dated March 12, 2007